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                                                                     EXHIBIT 2.3

      SALE OF SHARES OF THE COMPANY XFERA MOVILES, S.A. AND ADHERENCE TO PLEDGE AND SUBORDINATION AGREEMENTS.

      NUMBER ONE THOUSAND FOUR HUNDRED AND ONE.

      In Madrid, my residence, on June eighteenth two thousand and four.

      Before me, JUAN ALVAREZ-SALA WALTHER, Notary of this Capital and its Distinguished Association.

                                    APPEAR:

      OF THE ONE PART: MS. ANA ISABEL MORALES RODRIGUEZ, of legal age, residing for this purpose in Alcobendas (Madrid), at calle Valgrande, number 6.

      With National and Tax Identification Card number 28.738.501-R.

      OF THE OTHER: MR. MANUEL FERNANDEZ MAZA, of legal age, married, and residing for this purpose in Alcobendas (Madrid), at calle Valgrande, number 6.

      With National and Tax Identification Card number 28.603.055-W.

      AND OF THE OTHER: MR. FRANCISCO MONTORO ALEMAN, of legal age, married and residing for this purpose in Madrid at calle Jose Ortega y Gasset, number 29.

      With National and Tax Identification Card number 5.404.195-T.

                                   WITNESSETH:

      A) Ms. Ana Isabel Morales Rodriguez, as Legal Representative, in the name and on behalf of the limited liability company, under formation, called "TELVENT INVESTMENTS, S.L." (hereinafter referred to as the "Buyer"), with Tax Identification Number B-84/023373, with registered offices in Alcobendas (Madrid), calle Valgrande, number 6. Founded indefinitely by means of the deed executed before the Notary of Madrid, Mr. Ignacio Paz-Ares Rodriguez, on June 8, 2004, under his protocol number 1,430, and on file in the Register of Companies of Madrid in volume 20,155, sheet 84, section 8, page M-355-841, entry 1.

      Her powers derive from the power of attorney granted jointly and severally in her favor by the Joint Directors of the aforementioned Company, by virtue of the agreement dated June 16, 2004, converted into a public document by means of the deed executed before the Notary of

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      Madrid, Mr. Ignacio Paz-Ares Rodriguez, on June 18, 2004, under his protocol number 1,544, an executed copy of which will be attached to the first copy issued of this document.

      Ms. Morales Rodriguez states that neither the capacity nor legal personality of her representation has varied and continues to be complete, and that the powers she exercises have in no way been revoked, suspended or limited, that in this agreement she is following the instructions of her representation, and that this transaction falls within the company's trade or commerce in that it constitutes an act related to the performance or development of its corporate purpose and which is under the aegis thereof.

      B) Mr. Manuel Fernandez Maza takes part, as Legal Representative, of the corporation called "TELVENT GIT, S.A.", (hereinafter referred to as the "Seller"), with Tax Identification Number A-82/631623, with registered offices in Alcobendas (Madrid), calle Valgrande, number 6. Incorporated indefinitely under the name of "Telvent Desarrollos, S.A." by means of the deed executed before the Notary of Madrid, Mr. Carlos Perez Baudin, on April 4, 2000, under his protocol number 1,199. It is on file in the Register of Companies of Madrid in volume 15,370, book O, sheet 164, section 8, Page M-257.879, entry 1. The capital call pending payment at the time of the deed of incorporation was made by means of another deed executed on October 11, 2000 by the Notary of Madrid Mr. Carlos Perez Baudin, under his protocol number 3,284. Its share capital has been increased several times by other deeds executed before the aforementioned Notary, Mr. Perez Baudin, on December 12, 2000, protocol number 3,989 and January 1, 2001, protocol number 1. The name "Telvent Desarrollos, S.A." was changed to "Telvent Sistemas y Redes, S.A." by another deed executed by the Notary of Madrid, Mr. Perez Baudin, on February 12, 2001, protocol number 516, and the conversion of its capital to euros took place by means of another deed before the aforementioned Notary, Mr. Perez Baudin, on May 8, 2001, under his protocol number 1,596.

      The company changed its name of "Telvent Sistemas y Redes, S.A." to the current one of "TELVENT GIT, S.A.", by means of the deed executed before the Notary of Madrid, Mr. Carlos Perez Baudin on April 1, 2003, under his protocol number 1,030, which led to entry 29 on the company's registration sheet.

      His powers derive from the power of attorney that the Board of Directors of his represented Company granted jointly and severally to him, in execution of the resolution passed in its session dated April 15, 2004, by means of the deed executed before the Notary of Madrid

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Mr. Ignacio Paz-Ares Rodriguez, on June 18, 2004 under his protocol number
1,543. A copy thereof will be attached to the first copy issued of this document.

      Mr. Fernandez Maza states that neither the capacity nor legal personality of his representation has varied, and continues to be complete, and that the powers he exercises have in no way been revoked, suspended or limited, that in this agreement he is following the instructions of his representation, and that this transaction falls within the company's trade or commerce in that it constitutes an act related to the performance or development of its corporate purpose and which is under the aegis thereof.

      C) And Mr. Francisco Montoro Aleman takes part, as Legal Representative, in the name and on behalf of "Citibank International Plc" (hereinafter referred to as "Citibank"), a public limited company, founded in Great Britain in accordance with the Companies Act of 1948, for 1967, registered in London (England) on December 21, 1972, and reregistered as a Public Limited Company, pursuant to section 43 of the Companies Act of 1985, on March 1, 1993. Its registered headquarters and main office of business is currently at 336 Strand, London WC2R 1HB. It is on file in the Register of Companies of England and Wales as company number 1088249.

      His powers derive from the power of attorney granted indistinctly in his favor by the aforementioned company, by means of the deed executed before the Notary of Madrid Mr. Ignacio Martinez-Gil Vich, on March 3, 2004, under his protocol number 772, an authorized copy of which is hereby shown to me by Mr. Montoro from which I obtain a complete and exact photocopy attached hereto, and I, the Notary, attest to the exact reproduction thereof.

      Mr. Montoro states that his representation exists and that the powers that he exercises have in no way been revoked, suspended or limited.

      In fulfillment of the mandate set forth in section 98.1 of Act 24/2001 and with the effects envisaged in paragraph 2 thereof, I hereby state for the record that I deem and qualify those appearing as sufficiently legitimated in the aforementioned representations because, on the basis of the integral content of the aforementioned power of attorney documents, particularly in terms of the powers granted, I judge them to hold sufficient representation to execute this Xfera Moviles, S.A. share sale deed and adherence to the Pledge and Subordination Agreements, in the terms and conditions stipulated therein.

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      The entirety of the aforementioned powers is shown to me, the Notary, and
I judge them as sufficient for the execution of this deed.

      Those appearing before me HAVE, in my judgment and as they take part, sufficient legal capacity for the execution of this deed whereby they declare the following

                                    RECITALS:

      I. Whereas Buyer is a shareholder of Xfera Moviles, S.A., with registered offices in Madrid, Edificio A.P.O.T., calle Ribera del Sena, s/n, Campo de las Naciones; incorporated for an indefinite period by means of the deed executed on January 4, 2000 before the Notary of Madrid Mr. Juan Alvarez-Sala Walther, under his protocol number 30. It is on file in the Register of Companies of Madrid in Volume 14,805, Sheet 140, Section 8, Page M-246.116. Its Tax Identification Number is A82528548.

      Seller is holder of seventeen million four hundred and thirty-seven thousand nine hundred and thirty seven (17,437,937) registered shares, numbers 193,788,378 through 200,060,102; 272,862,879 through 278,062,964; 280,759,642 through 286,078,461; 304,478,166 through 305,000,000; 306,061,674 through
306,115,088; 306,391,287 through 306,418,307; 308,303,521 through 308,338,547;
308,959,737 through 308,969,744 all of them inclusive, subscribed and paid up in their entirety and which accredit its stake in the share capital of Xfera Moviles, S.A. (hereinafter, the "Shares").

      Certificate. These belong to it by virtue of the following concepts:

      A)    The shares numbered 193,788,378 through 200,060,102; and 272,862,879 through 278,062,964 were acquired from Inversion Corporativa I.C., S.A. by means of the Share Sale Deed executed before the Notary Mr. Manuel Aguilar Garcia on December 30, 2002, under his protocol number 2,464.

      B)    The shares numbered 280,759,642 through 286,078,461; 306,391,287 through 306,418,307; 308,303,521 through 308,338,547; and 308,959,737 through
308,969,744 were acquired from Venditelecom Espana, S.L. and Vivendi Telecom Internacional, S.A. by means of the Share Sale Deed executed before the Notary Mr. Jesus Roa Martinez on September 16, 2003, under his protocol number 1,160.

      C)    The shares numbered 304,478,166 through 305,000,000; 306,061,674 through 306,115,088 were acquired from Vodafone Holding GmbH by means of the Share Sale Deed

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executed before the Notary Mr. Jesus Roa Martinez on March 4, 2004, under his protocol number 274.

      Authorized copies of the three aforementioned deeds are not shown to me, whereby I formulate the corresponding warnings. Both parties nevertheless insist upon the execution of these deeds.

      The validity of such ownership is accredited by virtue of the certificate issued by the Secretary of the Board of Directors of Xfera Moviles, S.A., Mr. Jose Perez Santos, whose signature I legitimize because it is known by me. Such certificate, dated June 16, 2004, is hereby shown to me and I obtain a photocopy of it for incorporation hereto, of which it comes to form an integral part thereof and I, the Notary, attest to its exact reproduction.

      The aforementioned shares, with the exception of the pledge later referred to in recital IV, are free of charges and encumbrances, as affirmed by Seller. I, the Notary, nevertheless formulate the corresponding legal warning.

      Seller's representative states, which is confirmed and endorsed by Buyer's representative, that the aforementioned shares are valued at twenty four million three hundred and twelve thousand eight hundred and eleven Euros, calculated on the basis of the net accounting value of the investment in Xfera Moviles, S.A. recorded in Telvent GIT, S.A. at the date of the execution of this deed.

      II. Whereas, as those appearing state, no legal or judicial impediment exists, nor is there any unfulfilled statutory covenant that prevents or restricts the free transferability of the aforementioned securities. They nevertheless state for the record that the aforementioned certificate issued by Mr. Perez Santos establishes the non-existence of any statutory restriction for the transfer of the aforementioned shares, without prejudice to the limitation contained in the Xfera Moviles Shareholders Agreement.

      For the appropriate purposes those appearing state for the record that the companies represented herein belong to the same corporate group, and that all respective parties, as well as the parent company, are aware of and have approved this transaction.

      III. Whereas the transfer that is to take place by virtue of this deed is not contained in the cases set forth in numbers 1 and 2 of section 108 of the Securities Market Act 24/1988 dated July 28.

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      IV.   Whereas by means of various public instruments, all of which were executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, under numbers 2200, 2213, 2214, 2221 and 2644 of his general protocol of public instruments for the year 2001, the Maximum Shares Pledge Agreement was converted into a public deed, of which Xfera Moviles, S.A. ("Xfera"), Nortel Networks International Finance & Holding BV ("Nortel"), Ericsson Credit AB ("Ericsson"), Citibank and the Xfera shareholders are a party (hereinafter the "Pledge Agreement" or "Deed of Pledge"). Buyer states that it is fully aware of this and accepts the Pledge Agreement. On the other hand , Buyer also states that it is fully aware of this and accepts: (i) the deeds of pledge executed before the Notary of Madrid Mr. Jesus Roa Martinez on July eighteenth two thousand and two under his protocol numbers 222, 223, 224 and 225 (the "Deeds of Extension"), and
(ii) the Deed of Pledge Confirmation executed before the Notary of Madrid Mr. Jesus Roa Martinez on June thirtieth two thousand and three under his protocol number 758 (the "Deed of Confirmation"). All of which is with regard to the financial documents converted into public documents by the deed executed before the Notary of Madrid Mr. Juan Alvarez-Sala Walther on August 27, 2001 under his protocol number 2,374, and its subsequent modifications, of whose content Buyer states it is aware.

      V. Whereas Clause Six of the Pledge Agreement regulates the transfer of Xfera shares following the establishment of the Pledge (as defined in the Pledge Agreement), establishing the fulfillment of a series of requirements for such purpose, including that the buyer or buyers take the necessary measures to adhere to the Pledge as Pledgor or Pledgors.

      VI. Whereas, in compliance with the contents of the Pledge Agreement described in Recital IV, Buyer wishes to adhere and become a party to (i) such Pledge Agreement, (ii) the Deeds of Extension, and (iii) the Deed of Confirmation; thus becoming bound by all obligations thereunder for Xfera Shareholders, for which purpose it has decided to execute this deed.

      VII. Whereas by means of various public instruments, all of which were executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, under numbers 2201, 2215, 2217 and 2219 of his general protocol of public instruments for the year 2001, about which the party executing states it is fully aware and accepts, the Subordination Agreement was converted into a public document, of which Xfera, Nortel, Ericsson, Citibank, the Xfera shareholders and the Companies Affiliated with the Shareholders (as defined in such agreement) are a party (hereinafter, the "Subordination Agreement"). All of which is with regard to the financial

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documents converted into public documents by the deed executed before the Notary of Madrid Mr. Juan Alvarez-Sala Walther, on August 27, 2001 under his protocol number 2374, and its subsequent modifications, of whose content Buyer states it is aware.

      VIII. Whereas clause 14.4 of the Subordination Agreement regulates the transfer or assignment of Subordinated Debt (as defined in the Subordination Agreement), establishing for those purpose the fulfillment of given requirements by the assignee of the Subordinated Debt, which includes the assumption by the assignee of the Subordinated Debt of part of the Subordination Agreement as Subordinated Creditor, by means of the conclusion and delivery to the Credit Agent of an adherence agreement documented in the form of public deed.

      IX. Whereas in fulfillment of the contents of the Subordination Agreement described in Recital VII, Buyer wishes to adhere and become a party to such Subordination Agreement, thus becoming bound by all obligations thereunder for Xfera Shareholders, for which purpose it has decided to execute this deed.

      X. Whereas as a result of the acquisition of Shares in this deed, Buyer intends to acquire, as assignee, from Seller, as assignor, the Subordinated Debt from the latter.

      XI. Whereas Seller and Buyer have agreed upon the execution of this share sale deed and adherence to the pledge and subordination agreements and, in accordance with the foregoing, the parties execute this pursuant to the following

                                     CLAUSES

      ONE. Seller hereby sells to Buyer, which buys, the Shares described in Recital I of this deed.

      Buyer acquires the aforementioned Shares in their current status of charges and encumbrances which, according to Seller, are those set forth in Recital IV.

      The shares are sold with all rights inherent therein, to which Buyer subrogates, and which include those deriving from the letter dated April 30, 2004 (that is not shown to me, the Notary), sent by Inversion Corporativa, I.C., S.A. to Telvent GIT, S.A. Its content, according to those appearing, is known by the respective companies represented here and, by virtue thereof, the latter would become the creditor of the obligations assumed in that letter by Inversion Corporativa, I.C., S.A., in order to ensure the indemnity of its position as buyer in the sale of shares listed in paragraph A) of the "Certificate of Title" section. Those appearing state that they

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will notify the possible debtor Inversion Corporativa, I.C., S.A. of this subrogation in favor of Telvent Investments, S.L.

      TWO. The price of the sale of the entirety of the Shares indicated in Recital I is established at TWENTY FOUR MILLION THREE HUNDRED AND TWELVE THOUSAND EIGHT HUNDRED AND ELEVEN EUROS.

      The price of the shares, as stated by those appearing, was calculated in accordance with the net accounting value of the investment in Xfera Moviles, S.A. recorded in Telvent GIT, S.A. at the date of the execution of this deed.

      The payment of the aforementioned quantity has been deferred and should be satisfied by Buyer no later than June 30, 2004.

      THREE. By means of this Pledge Agreement, Buyer adheres to the Deeds of Extension and Deed of Confirmation, ratifying the contents thereof insofar as is necessary, consenting fully thereto and recognizing that the Shares are pledged in the terms resulting from (i) the public instruments executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, under numbers 2200, 2213, 2214, 2221 and 2644 of his general protocol of public instruments corresponding to 2001, (ii) the Deeds of Extension, and (iii) the Deed of Confirmation.

      By means of this Pledge Agreement, Buyer likewise adheres to the Subordination Agreement, ratifying the content thereof insofar as is necessary and fully consenting thereto.

      Buyer states that the adherence to and assumption of part of the Pledge Agreement and Subordination Agreement does not involve exceeding any limits for its debt capacity or granting of guarantees, nor does it breach any legal or contractual obligation of Buyer.

      Buyer likewise states that each and every one of the documents incorporated into this deed or for whose delivery to Citibank I, the Notary, have been requested by virtue thereof, and all representations and warranties made herein by Buyer, are correct and complete and, as of this date, the contents thereof are fully in force.

      Buyer likewise states that, as indicated in the power of attorney deed, evidence of which has been incorporated hereto, Ms. Ana Isabel Morales Rodriguez, of legal age, of Spanish nationality, residing for this purpose in Alcobendas (Madrid), calle Valgrande no. 6 and with National Identity Card number 28.738.501-R; Mr. Manuel Sanchez Ortega, of legal age, married, engineer, residing for this purpose at Avda. Valgrande, 6, Alcobendas (Madrid) and with National Identity Card number 2601273; Ms. Ana Maria Plaza Arregui, of legal age, of Spanish

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nationality, residing for this purpose in Alcobendas (Madrid), calle Valgrande,
no. 6 and with National Identity Card number 12.374.150-N; Mr. Jose Ignacio del Barrio Gomez, of legal age, married, of Spanish nationality, residing for this purpose in Alcobendas (Madrid), calle Valgrande, no. 6 and with National Identity Card number 51.343.948-J; and Mr. Manuel Fernandez Maza, of Spanish nationality, of legal age, married, residing for this purpose in Alcobendas (Madrid) at calle Valgrande, 6, and with National Identity Card number 28.603.055-W may jointly and severally, and in the name and on behalf of Buyer, sign and/or issue any documents or notices that should be signed and/or issued by it in accordance with or in relation to the Pledge Agreement and the Subordination Agreement, as well as in accordance with or in relation to Buyer's adherence to the Pledge Agreement and Subordination Agreement.

      FOUR. The Parties state that the Shares are pledged in favor of Nortel and Ericsson, and represented in three multiple certificates, numbers 76, 90 and 92 and, for such purpose and for the transfer of possession and legal validity of the pledge, the aforementioned multiple certificates containing the Shares are on deposit in Citibank, as agent of Nortel and Ericsson.

      Citibank delivers to me, the Notary, the three original multiple certificates numbers 76, 90 and 92 corresponding to Seller's Shares. The following is performed with respect thereto:

      (i) I, the Notary, delivery the multiple certificates to Seller, requesting that the latter endorse these in favor of Buyer so that, once endorsed, they may be returned to Citibank.

      (ii) Seller endorses such multiple certificates in favor of Buyer and, once endorsed, delivers them to me the Notary.

      (iii) I, the Notary, deliver the certificates endorsed in Buyer's favor to Citibank, leaving a copy thereof attached hereto.

      FIVE. Buyer hereby delivers the following documents to Citibank:

      - Evidence of Buyer's deed of incorporation, duly filed in the Register of Companies of Madrid.

      - Evidence of the National Identity Cards of Ms. Ana Isabel Morales and Mr. Manuel Fernandez Maza, undertaking to provide Buyer as soon as possible with evidence of the other persons empowered in Buyer's name and behalf to sign and/or issue documents and notices with regard to the Pledge Agreement and Subordination Agreement. The latter is to be subsequently delivered to me.

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      Buyer likewise requests that I, the Notary, issue the first authorized copy of this deed corresponding to Buyer, and delivers it to Citibank.

      I, the Notary, accept the request.

      SIX. In addition, Buyer undertakes to execute as many public or private documents as may be necessary or advisable in order to, as appropriate, complete its adherence to the Pledge Agreement and Subordination Agreement, at the request of Citibank.

      SEVEN. The Parties will collaborate on any communications, notices and procedures that may be required or advisable for the entry of the Shares in Buyer's name in the Xfera Moviles, S.A. Book of Registered Shares, notice to secured creditors and any other procedures that may be necessary.

      EIGHT. All expenses and taxes arising from this execution will be met by Buyer.

      NINE. The Parties, expressly waiving any other jurisdiction that may be available to them, submit to the Courts and Tribunals of Madrid.

      In whose terms this deed is hereby executed, which was drafted in accordance with the document furnished to me by those appearing, as they take part.

      Those appearing state for the record that this deed records a transaction aimed at the corporate restructuring of the group to which the companies represented here belong, and that it is in accordance with the Xfera S.A. shareholders agreement and is not damaging to any third party whatsoever.

      PROCESSING OF DATA. In accordance with the provisions of Organic Act 15/1999, those appearing are hereby informed of and accept the incorporation of their data into the automated files of the Notary Office, where they will be maintained confidentially, without prejudice to remissions of obligatory compliance.

      The legal reservations and warnings are made, particularly that are currently in force of a tax nature.

      They so state and execute. I, the Notary, read this deed, after advising them of their right to do so themselves, which they waive, whereby they ratify their execution and sign with me.

      Having identified them by means of the aforementioned documentation, I, the Notary, attest in accordance with the Organic Notary Act that in my judgment they have sufficient capacity and legitimacy, that the execution complies with legality and the duly-informed will of those executing, and of everything contained in this public instrument issued on ten sheets of

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stamped paper for the exclusive use of notarial documents, series 5M, numbers
83460776, 8346077, 8346078, 8346079, 8346080, 8346081, 8346096, 8346097, 8346098
and this one. Signed. Ana Isabel Morales - Manuel Fernandez - Francisco Montoro. Signed. Juan Alvarez-Sala. Signed and sealed.

Fee Application.  Additional Provision 3.  Act 8/89
Basis for calculation: as indicated in the deed
Applicable Fee numbers: 2, 4, 5, 6 and 7  Regulation no. 8
Duty: Per document

                             ATTACHED DOCUMENTATION

                          ATTACHED DOCUMENT NUMBER ONE

      POWER OF ATTORNEY DEED, EXECUTED BY "CITIBANK INTERNATIONAL, PLC"

      NUMBER SEVEN HUNDRED AND SEVENTY TWO.

      IN MADRID, on March third two thousand and four.

      Before me, IGNACIO MARTINEZ-GIL VICH, Notary of Madrid,

                                    APPEARS:

      MR. JESUS-GREGORIO CASAS CARDENAL, of legal age, single, resident of Madrid, calle Jose Ortega y Gasset, 29, with National Identity Card number 810.653-H.

      He takes part on behalf of the Corporation known as "CITIBANK INTERNATIONAL PLC", a public limited company, founded in Great Britain in accordance with the Companies Law 1948, for 1967, registered in London (England) on December 21, 1972 and reregistered as a Public Limited Company, in accordance with Section 43 of the Companies Act of 1985, on March 1, 1993. Its registered headquarters and main office of business is currently at 336 Strand, London WC2R 1HB. It is on file in the Register of Companies of England and Wales as company number 1088249.

      For this proceeding he makes use of the powers granted in his favor by the aforementioned Company, with the intervention of Ms. Sophie Jane Jenkins, Notary Public of London, on February 21, 2003, on file in the Register of Companies of Madrid in volume 17,136, sheet 28, page M-271.271, entry 27.

      I have an authentic copy of the aforementioned power of attorney before me, sealed with The Hague Apostille and which, in my judgment and under my responsibility, determines that the legal representative has sufficient representational powers for this proceeding in that, among other things, he is empowered to manage, negotiate and direct, in general, on behalf of the Company, general commercial Banking activities, even with the Bank of Spain, to pledge securities, acts on securities, deposit transactions and to delegate all or a part of his powers in favor of Company employees.

      He asserts the validity of the foregoing.

      He has, in my judgment and as he takes part, sufficient capacity for this proceeding whereby,

                                  HE EXECUTES:

      His granting of a power of attorney in favor of MR. FRANCISCO MONTORO ALEMAN and MS. MARIA DE LAS NIEVES REDONDO LAFUENTE, of legal age, married, residing for this purpose in Madrid, calle Jose Ortega y Gasset, 29, with National Identity Card numbers 5.404.195-T and 18.590.819-R, respectively, EMPLOYEES OF THE PRINCIPAL COMPANY so that, in representation of "CITIBANK INTERNATIONAL PLC", they may INDISTINCTLY exercise the following powers:

      I. To appear before a Notary to: (i) ratify, modify, cancel and/or confirm as Agent Bank, a Public Deed of Pledge on the XFERA MOVILES, S.A. (hereinafter, "Xfera") shares executed in July of 2001 before the Notary Mr. Juan Alvarez-Sala Walther in favor of the companies "NORTEL NETWORKS INTERNATIONAL FINANCE & HOLDING B.V." and "ERICSSON CREDIT A.B." (hereinafter, the "Deed of Pledge"), (ii) to likewise ratify, modify, cancel and confirm any other deed of pledge on newly-issued Xfera shares that have or may be executed with regard to the aforementioned Deed of Pledge, and (iii) to execute the deeds of adherence to the Deed of Pledge or the agreement of subordination executed between Xfera, Nortel, Ericsson, the Company, the Xfera shareholders and the companies of its group as defined in such agreement, which was converted into a public deed on August 27, 2001 before the Notary Mr. Juan Alvarez Sala-Walther.

      2. To request, receive and deliver the certificates of shares representing the Xfera shares as well as any other shares, document or certificate relative thereto for endorsement, cancellation or deposit before the Company or any other party.

      3. To issue and receive any representations and statements, or to execute and ratify any documents, whether public or private, that the Company deems advisable for the exercise of its duties as Agent Bank deriving from the Loan Agreement dated December 19, 2000 among Xfera, Nortel and the Company, as well as the deed of Pledge.

      4. To likewise carry out any related or complementary proceedings as may be necessary in order to bring the actions entrusted to a favorable conclusion.

      5. To appear before the Spanish administrative authorities and sign, in the name of the Company, any documents that may be necessary for the validity of the Deed of Pledge and any related agreements that may ultimately be executed.

      6. To appear before Spanish judicial, administrative and civil authorities and undertake, in the name of the Company, all those actions necessary for the total or partial cancellation and for the execution of any deeds of pledge that may ultimately be executed.

      7. In the exercise of the authority granted in the preceding paragraphs, to establish the terms and conditions deemed appropriate and to issue and receive all types of declarations of will and representations.

      8. To execute any public or private documents that may be necessary for the exercise of the powers received including, if necessary, deeds of modification or ratification.

      The list of the foregoing powers should be understood to be for illustrative purposes and not limited thereto, whereby it is not possible to oppose any defect or imprecision in this power of attorney, which should be broadly interpreted.

      Drafted as per the minute.

      They so execute, ratify and sign, after reading the document and having been given the appropriate legal warnings and reservations by me, the Notary.

      I, the Notary, state for the record that I know the person appearing, that his consent has been given freely and that execution adapts to legality and to the duly-informed will of the executor of this public instrument, whose contents I attest, and which is issued on three sheets of paper for notarial documents, this number and the two that precede it in descending chronological order.

      The signature of the person appearing and of the authorizing Notary follow. Signed and stamped.

Notarial Fee. ACCRUED FEES. Applicable Fee numbers: 1, 4
      DOCUMENT WITHOUT BASE AMOUNT.  TOTAL  (*illegible)

      IT IS A COPY OF ITS ORIGINAL that, under the order number indicated in the heading, is in my general protocol of public instruments, where it is duly noted. And for the company, I issue it on four sheets of paper for the exclusive use of notarial documents, this one and the three that precede it in chronological order, of the same series. In Madrid on March third two thousand and four. I ATTEST.

(illegible signature)

                          ATTACHED DOCUMENT NUMBER TWO.

Mr. Jose Perez Santos, Secretary of the Board of Directors of Xfera Moviles, S.A., with registered offices in Madrid, Edificio A.P.O.T., calle Ribera del Sena s/n, Campo de las Naciones, incorporated indefinitely by means of the deed dated January 4, 2000, executed before the Notary Mr. Juan Alvarez-Sala Walther, under his protocol number 30. It is on file in the

Register of Companies of Madrid in volume 14,805, sheet 140, Section 8, page M-246.116 and its Tax Identification Number is A82528548 (hereinafter, the "Company"), and whose position is on file in the Register of Companies of Madrid in volume 14,805, Book O, Sheet 146, Section 8, Page M-246.116, entry 3.

                                    CERTIFIES

I. That, as recorded in the Company's Book of Registered Shares, at this date, Telvent GIT, S.A. holds 17,437,937 shares of the Company, numbered 193,788,378 through 200,060,102; 272,862,879 through 278,062,964;
      280,759,642 through 286,078,461; 304,478,166 through 305,000,000;
      306,061,674 through 306,115,088; 306,391,287 through 306,418,307;
      308,303,521 through 308,338,547; 308,959,737 through 308,969,744 all of them inclusive.

II. That, as of this date, the Company's Bylaws contain no restrictions to the free transferability of the shares.

III. That Telvent GIT, S.A. is party to the Xfera Moviles, S.A. Shareholders Agreement, whose clause 11.2.(i) states as follows:

            "The shares in the Company shall be freely transferable, among entities of the same Group (as defined in 11.2.i(ii) below)"

IV. That clause 11.2.i(ii) of the Xfera Moviles, S.A. Shareholders Agreement provides as follows:

            "Entities shall be considered as belonging to the same "Group" if they constitute a single decision-making unit, because any one of them controls or may control, directly or indirectly, the decisions of the others.

            It shall be understood, in any case, that one entity has "Control" over another in any of the following circumstances:

            (a) When the controlling entity holds the majority of the voting rights of the controlled entity, either directly or by means of agreements with other shareholders.

            (b) When the controlling entity has the right to appoint or remove the majority of the members of the governing bodies of the controlled entity, either directly or by means of agreements with other shareholders.

            (c) When at least one-half plus one of the directors of the controlled entity are directors or top executives of the controlling entity or of another entity controlled by the latter.

            For the purpose of the provisions contained in the preceding paragraphs, the rights to vote or of appointment or removal possessed by the controlling entity through controlled entities or through other persons acting on behalf of the controlling entity or on behalf of other entities controlled by the latter shall be added to the rights to vote or of appointment or removal referred to in said paragraphs".

            This Certificate refers solely to the controlling ownership of the Shares on the indicated date, and not to any other aspects relative thereto recorded in the Company's Book of Registered Shares.

            AND FOR THE RECORD, I issue this Certificate, in Madrid, on June 16, 2004.

            The Secretary of the Board of Directors of
             fera Moviles, S.A.

            (illegible signature)

            Mr. Jose Perez Santos

                         ATTACHED DOCUMENT NUMBER THREE

      COMPANY NAME

                               XFERA MOVILES, S.A.

      REGISTERED OFFICES: EDIFICIO A.P.O.T. C/RIBERA DEL SENA, S/N, CAMPO DE LAS NACIONES, 28042 MADRID
      TAX IDENTIFICATION NUMBER: A-82528548.

      Incorporated indefinitely by means of the public deed executed before the Notary of the Distinguished Association of MADRID

      MR. JUAN ALVAREZ-SALA WALTHER

      On JANUARY 4, 2000. On file in the Register of Companies of MADRID, page number M-246116, sheet 140, volume 14.805, book O, Section 8 of the Corporations Book, entry 1.

                        SHARE CAPITAL: 309,000,000 EUROS

      Represented by 309,000,000 REGISTERED 1 SHARES

      ONE SOLE Series with a face value of 1 Euro each one, totally subscribed and paid up IN THEIR ENTIRETY

      And consecutively numbered from 1 through 309,000,000, both inclusive.

                                  SHARES NO. 76

      Comprised of 11,471,811 shares, numbers SEE FOOTNOTE BELOW, of one SOLE series, in favor of (2) TELVENT GIT, S.A.

                           Date: Madrid, June 30, 2003

                                                                          Signed
                                                           (Illegible signature)

(*) Numbering: 193,788,378 through 200,060,102; and 272,862,879 through
278,062,964, all of them inclusive.

      THE TRANSFER OF THE SHARES IN THIS CERTIFICATE IS SUBJECT TO THE FULFILMENT OF SECTION 8 OF THE CORPORATE BYLAWS:

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________, Date.________________________________

      Handwritten portion: (left margin)

      I endorse, in guarantee of the pledge in the terms foreseen in the deed executed by the Notary Jesus Roa Martinez on June 30, 2003 under his protocol number 758.

                  Madrid, June 30, 2003
                  (illegible signature)

---------------------------------------

(1) To the bearer or nominative shares
(2) Holder's name, where appropriate

      (right margin):

      Endorsed all the shares object of this multiple certificate in favor of Telvent Investments, S.L. in accordance with the deed executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, on June 18, 2004.

      Madrid, June 18, 2004

      (illegible signature)

      TELVENT GIT, S.A.
      COMPANY NAME

                               XFERA MOVILES, S.A.

      REGISTERED OFFICES: EDIFICIO A.P.O.T. C/RIBERA DEL SENA, S/N, CAMPO DE LAS NACIONES, 28042 MADRID
      TAX IDENTIFICATION NUMBER: A-82528548.

      Incorporated for an indefinite period by means of the public deed executed by the Notary of the Distinguished Association of MADRID

      MR. JUAN ALVAREZ-SALA WALTHER

      On JANUARY 4, 2000. On file in the Register of Companies of MADRID, page number M-246116, sheet 140, volume 14.805, book O, Section 8 of the Corporations Book, entry 1.

                        SHARE CAPITAL: 309,000,000 EUROS

      Represented by 309,000,000 REGISTERED (1)SHARES
      ONE SOLE Series with a face value of 1 Euro each one, totally subscribed and paid up IN THEIR ENTIRETY
      And consecutively numbered from 1 through 309,000,000, both inclusive.

                                  TITLE NO. 90

      Comprised of 390,876 shares, numbers *, one SOLE series, in favor of 2 TELVENT GIT, S.A.

      Date: Madrid, March 4, 2004

      (*) 280,759,642 through 286,078,461; 306,391,287 through 306,418,307;
      308,303,521 through 308,338,547; 308,959,737 through 309,969,744 inclusive.

                                                       Signed
                                               (illegible signature)

      Handwritten portion:

--------------------------------------
(1) To the bearer or nominative shares

(2) Holder's name, where appropriate

      I endorse, in guarantee of the pledge in the terms envisaged in the deed executed by the Notary Mr. Jesus Roa Martinez on June 30, 2003 under his protocol number 758. By Mr. Jose Ignacio del Barrio Gomez. Madrid, March 4, 2004
      (illegible signature)

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

      Handwritten portion: (left margin)

      Endorsed all the shares object of this multiple certificate in favor of Telvent Investments, S.L. in accordance with the deed executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, on June 18, 2004.

      Madrid, June 18, 2004

      (illegible signature)

      TELVENT GIT, S.A.

      COMPANY NAME

                               XFERA MOVILES, S.A.

      REGISTERED OFFICES: EDIFICIO A.P.O.T. C/RIBERA DEL SENA, S/N, CAMPO DE LAS NACIONES, 28042 MADRID
      TAX IDENTIFICATION NUMBER: A-82528548.

      Incorporated indefinitely by means of the public deed executed before the Notary of the Distinguished Association of MADRID
      MR. JUAN ALVAREZ-SALA WALTHER
      On JANUARY 4, 2000. On file in the Register of Companies of MADRID, page number M-246116, sheet 140, volume 14.805, book O, Section 8 of the Corporations Book, entry 1.

                        SHARE CAPITAL: 309,000,000 EUROS

      Represented by 309,000,000 REGISTERED(1) SHARES
      ONE SOLE Series with a face value of 1 Euro each one, totally subscribed and paid up IN THEIR ENTIRETY
      And consecutively numbered from 1 through 309,000,000, both inclusive.

                                  TITLE NO. 92

      Comprised of 575,250 shares, numbers *, one SOLE series, in favor of 2 TELVENT GIT, S.A.

                  Date: Madrid, March 4, 2004

      (*) 304,478,166 through 305,000,000; 306,061,674 through 306,115,088, all of them inclusive.

                                                                 Signed
                                                         (illegible signature)

      Handwritten Portion:

      I endorse, in guarantee of the pledge in the terms envisaged in the deed executed by the Notary Mr. Jesus Roa Martinez on June 30, 2003 under his protocol number 758.

      Madrid, March 4, 2004
      (illegible signature)
      Jose Ignacio del Barrio Gomez

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

            Transfers the shares contained in this Multiple Certificate in favor of Mr. Mr.__________________. Date.________________________________

      Handwritten portion: (left margin)

-------------------------------------------
(1) To the bearer or nominative shares

(2) Holder's name, where appropriate

      Endorsed all the shares object of this multiple certificate in favor of Telvent Investments, S.L. in accordance with the deed executed before the Notary of Madrid, Mr. Juan Alvarez-Sala Walther, on June 18, 2004.

           Madrid, June 18, 2004

           (illegible signature)
..
           TELVENT GIT, S.A.

      THIS FIRST COPY, which correctly and faithfully reflects the original in the protocol of my colleague, Juan Alvarez-Sala Walther. And I, Ignacio Paz-Ares Rodriguez issue it for the Buyer Company, in substitution of my colleague on account of his impossibility to do so, on eighteen sheets of paper for the exclusive use of notarial documents, series 5M, numbers: this one and the seventeen that precede it in chronological order, that I sign, stamp and seal in Madrid, on June eighteenth two thousand and four. Attached sheet number 510099386.

(illegible signature)

ATTACHED SHEET to the authentic copy of the instrument executed by MR. JUAN ALVAREZ-SALA WALTHER, under number 1401 on June 18, 2004, for the recording of notes by Public Registers and Offices.